                                                                   EXHIBIT 10.26


                        FIFTH AMENDMENT TO BRIDGE NOTE
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          THIS FIFTH AMENDMENT TO BRIDGE NOTE (this "Agreement") is made as of the 27th day of December, 1996, by and between Styles on Video, Inc., a Delaware corporation ("SOV"), Forever Yours, Inc., a California corporation ("FYI"), and International Digital Investors, L.P., a Delaware limited partnership ("IDI").

                                    RECITALS
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          WHEREAS, SOV, FYI, and IDI entered into a 10% Bridge Note due October 3, 1996, dated September 19, 1996 ("the Bridge Note");

          WHEREAS, SOV, FYI and IDI entered into an Amendment and Waiver Agreement dated October 15, 1996, which, among other things, increased the amount of the financing available to $280,000 and extended the due date of the Bridge Note to October 29, 1996;

          WHEREAS, SOV, FYI AND IDI entered into a Second Amendment to Bridge Note dated October 25, 1996, which, among other things, increased the amount of the financing available to $415,000, extended the due date of the Bridge Note, as amended, to November 8, 1996, and provided for the issuance of warrants equal to 3% of the fully diluted shares of SOV's common stock outstanding should the parties fail to enter into a permanent financing arrangement with IDI by November 30, 1996;

          WHEREAS, SOV, FYI and IDI entered into a Third Amendment to Bridge Note dated November __, 1996, which, among other things, increased the amount of the financing available to $665,000, extended the due date of the Bridge Note, as amended, to December 9, 1996, and increased the number of warrants issuable from 3% to 4% of the fully diluted shares of SOV's common stock outstanding should the parties fail to enter into a permanent financing arrangement with IDI by December 31, 1996;

          WHEREAS, SOV, FYI and IDI entered into a Fourth Amendment to Bridge Note dated December __, 1996 (the "Fourth Amendment"), which, among other things, increased the amount of the financing available to $855,000 and extended the due date of the Bridge Note, as amended, to December 31, 1996;

          WHEREAS, SOV, FYI and IDI desire to further amend the Bridge Note, as amended, to (i) increase the amount of funding available thereunder, (ii) extend the due date thereof and (iii) include therein a new provision for the issuance of Company warrants.

                                     TERMS
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          In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                  ARTICLE  I.

          1.   Amendment to Bridge Note Amount.  The amount of funds that may be
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borrowed pursuant to the Bridge Note, as amended, is hereby amended from up to $855,000 to up to $991,000.

          2.   Amendment to Bridge Note Due Date.  The due date of the Bridge
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Note, as amended, is hereby amended from December 31, 1996 to January 15, 1997.

          3.   Issuance of Warrants.  Should the parties hereto fail to (i)
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enter into a definitive financing agreement which provides for the repayment by SOV of the total funding advanced under the Bridge Note, as amended, and (ii) complete an exchange of warrants held by IDI for substantially all authorized unreserved and unissued shares of SOV common stock at a conversion ratio agreed upon by SOV and IDI (this provision to supersede Section 4 of the Fourth Amendment), in each case on or before January 15, 1997 (the "Determination Date"), SOV shall issue to IDI warrants to purchase such number of shares of SOV's common stock equal to eight percent (8%) of the total number of shares of issued and outstanding SOV common stock on the Determination Date assuming full dilution thereof. The terms and conditions of such warrants shall be substantially the same as those set forth in the warrant certificate issued by SOV to IDI in connection with that certain Note and Preferred Stock Purchase Agreement dated May 14, 1996.

                                  ARTICLE II.

          2.1  Effect of Amendment.  Except as expressly provided in Article I
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of this Amendment, nothing shall affect or be deemed to affect any provisions of the Bridge Note, as amended. Accordingly, interest expense incurred with respect to the $136,000 advanced pursuant to this Amendment shall accrue as of the date hereof.

          2.2  Counterparts.  This Amendment may be executed in two or more
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counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

          2.3  Governing Law.  This Amendment shall be governed by and construed
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in accordance with the internal laws of the State of California without giving effect to principles of conflicts of laws.

          IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment to be executed by their duly authorized representatives as of the day and year first above written.


                              STYLES ON VIDEO, INC.


                              By: /s/ N. H. Galgas
                                 ----------------------------------------
                                 CFO


                              FOREVER YOURS, INC.


                              By: /s/ N. H. Galgas
                                 -----------------------------------------
                                 CFO


                              INTERNATIONAL DIGITAL INVESTORS, L.P.


                              By: /s/ Jeffrey Safchik
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